EXHIBIT 16.1

                       [LETTERHEAD OF MANTYLA MCREYNOLDS]

                                 August 24, 2000

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re: MegaMedia Networks, Inc., a Delaware corporation, formerly Amalgamated Entertainment (the "Company")

Ladies and Gentlemen:

         We were previously the independent accountants for the Company and on January 15, 1999, we reported on the financial statements of the Company for the calendar years ended December 31, 1998 and 1997. On or about October 7, 1999, the client-auditor relationship between the Company and Mantyla McReynolds ceased.

         We have read the Company's statements included under Item 4 of its amendment to its Form 8-K Current Report dated October 7, 1999, and we agreep with such statements.

                                          /s/ MANTYLA MCREYNOLDS
                                          ----------------------
                                              Mantyla McReynolds